Exhibit 3.

Certification of Vice President and Chief Financial Officer pursuant to
Title 18, United States Code, Section 1350, as adopted pursuant to
Section 906 of The Sarbanes-Oxley Act of 2002

I, Paul A. Bernards, Executive Vice President and Chief Financial Officer of Masonite International Corporation, (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:

1.	The Annual Report on Form 40-F of the Company for the year ended December 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 4, 2005
/s/ Paul A. Bernards
Paul A. Bernards Executive Vice President and Chief Financial Officer